Exhibit 32.1

Certification Pursuant to 18 U.S. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as an officer of Astrotech Corporation (“Astrotech”), that, to the best of his knowledge, the Quarterly Report of Astrotech on Form 10-Q for the period ended September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of Astrotech.

Date: November 14, 2012

/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer

/s/ Carlisle Kirkpatrick
Carlisle Kirkpatrick
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Astrotech and will be retained by Astrotech and furnished to the Securities and Exchange Commission or its staff upon request.